UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2025
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 25, 2025, T Stamp, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”), with Maxim Group LLC (“Maxim”), pursuant to which the Company may offer and sell, from time to time, through Maxim, as sales agent or principal, shares of its common stock, $0.01 par value per share (the “Common Stock”).

Subject to the terms and conditions of the Agreement, Maxim will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares of the Company’s Common Stock from time to time based upon the Company’s instructions, including any minimum price, time or size limits specified by the Company. Under the Agreement, Maxim may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other method permitted by law, including in privately negotiated transactions. Maxim’s obligations to sell shares under the Agreement are subject to satisfaction of certain conditions, including customary closing conditions for transactions of this nature. The Company will pay Maxim a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to reimburse Maxim for certain specified expenses of up to $40,000, aggregate, in addition to up to $3,000 quarterly for the Maxim’s counsel’s fees and any incidental expenses to be reimbursed by us. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The Company is not obligated to make any sales of its Common Stock under the Agreement and no assurance can be given that the Company will sell any shares under the Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The Agreement will terminate upon the earlier of (i) the sale of all shares having an aggregate offering price of $6,196,000 pursuant to the Agreement, (ii) twelve (12) months from the date of the Agreement, (iii) mutual termination by both Maxim and the Company upon the provision of fifteen (15) days written notice, and (iv) termination of the Agreement as otherwise permitted therein.

Sales of shares of Common Stock under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-271091) (the “Registration Statement”) which was declared effective April 12, 2023 and a related prospectus supplement which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2025 (the “ATM Prospectus”). The ATM Prospectus relates to the offering of up to $6,196,000 worth of shares of the Company’s Common Stock from time to time. The issuance and sale, if any, of Common Stock under the Agreement is subject to the effectiveness of the Registration Statement and “baby shelf” limitations under General Instruction I.B.6. of Form S-3.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein as Exhibit 1.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
1.1 +	Equity Distribution Agreement dated February 25, 2025, by and between the Company and Maxim Group LLC.
5.1	Opinion of CrowdCheck Law LLP.
23.1	Opinion of CrowdCheck Law LLP (contained in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: February 26, 2025